UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.    )

Check the appropriate box:

☐	Preliminary Information Statement

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☒	Definitive Information Statement

Delek Logistics Partners, LP

(Name of Registrant As Specified In Its Charter)

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Delek Logistics Partners, LP

7102 Commerce Way

Brentwood, Tennessee 37027

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

To the Unitholders of Delek Logistics Partners, LP:

This information statement is being furnished to the unitholders of Delek Logistics Partners, LP (“we,” “us,” “our,” or the “Partnership”) of record as of May 20, 2022 to provide information about the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan (the “LTIP”). The LTIP was adopted by our general partner, Delek Logistics GP, LLC (the “General Partner”), in connection with the initial public offering of the common units representing limited partner interests of the Partnership (“Common Units”), and provides for certain awards, including the grant of Common Units, restricted units, phantom units, unit appreciation rights, and distribution equivalent rights, to officers, directors, and employees of Delek US Holdings, Inc. (“Delek Holdings”), the General Partner, or its affiliates, and consultants or other individuals who perform services for the Partnership or on its behalf.

We are not asking you to approve the LTIP. On June 9, 2021, the board of directors of the General Partner (the “Board”) unanimously approved the amendment and restatement of the LTIP to (i) increase the number of Common Units available for issuance under the LTIP by 300,000 Common Units to 912,207 Common Units and (ii) extend the term of the LTIP to June 9, 2031 (collectively, the “Amendment”). A copy of the Amendment is attached to this information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.

Although approval of the Amendment by unitholders is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on May 20, 2022, Delek Logistics Services Company (“Delek Services”) and Delek US Energy, Inc. (“Delek Energy” and, together with Delek Services, the “Majority Unitholders”), which collectively hold a majority of our outstanding Common Units, approved the Amendment by a written consent in lieu of a special meeting of the unitholders that will be effective twenty (20) calendar days after the date this information statement is sent or given to our unitholders. This action by written consent was sufficient to adopt the Amendment without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the Amendment and your approval is neither required nor requested.

Neither the Securities Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Amendment, passed upon the merits or fairness of the Amendment, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

THIS IS NOT NOTICE OF A SPECIAL MEETING OF THE UNITHOLDERS OF THE PARTNERSHIP AND NO SPECIAL MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Sincerely,

/s/ Denise C. McWatters
Denise C. McWatters Executive Vice President, General Counsel and Secretary

This information statement is dated and is first being mailed to our unitholders on or about June 9, 2022.

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THE LTIP AND THE AMENDMENT

The LTIP provides for certain awards, including the grant of Common Units, restricted units, phantom units, unit appreciation rights, and distribution equivalent rights, to officers, directors, and employees of Delek Holdings, the General Partner, or its affiliates, and consultants or other individuals who perform services for us or on our behalf.

The Amendment increases the number of Common Units available for issuance under the LTIP by 300,000 Common Units, for a total of 912,207 Common Units. Under the law of the State of Delaware and under our Second Amended and Restated Agreement of Limited Partnership, dated as of August 13, 2020, as amended (the “Partnership Agreement”), any action that may be taken at a meeting of unitholders may be taken without a meeting if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partner interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all limited partner interests were present and voted. The Amendment was approved by the written consent of the Majority Unitholders on May 20, 2022, to be effective twenty (20) calendar days after the date this information statement is sent or given to our unitholders. Consequently, no meeting of our unitholders is required to be or will be held to approve the Amendment.

The following is a summary of the material features of the LTIP as amended by the Amendment. However, this summary does not purport to be a complete description of all the provisions of the LTIP. A copy of the LTIP as amended by the Amendment is attached to this information statement as Annex A, and you should refer to Annex A for further details of the plan and awards that may be made thereunder. The following summary is qualified in its entirety by reference to the full text of the LTIP as amended by the Amendment.

Purpose

The LTIP is intended to promote the interests of the Partnership, the General Partner, and their affiliates by providing employees, consultants, and directors of the General Partner and its affiliates who perform services for or on behalf of the Partnership and its subsidiaries with incentive compensation awards for superior performance that are based on our Common Units. The LTIP is also intended to enhance the ability of the General Partner and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

Common Units Subject to the LTIP

Currently, the LTIP provides that 612,207 Common Units may be delivered with respect to awards under the LTIP. The Amendment authorizes an additional 300,000 Common Units that may be delivered with respect to awards under the LTIP. After giving effect to the Amendment, the maximum number of Common Units that may be delivered with respect to awards under the LTIP will be 912,207 Common Units. The Common Units deliverable pursuant to an award under the LTIP may consist, in whole or in part, of Common Units acquired in the open market, from the Partnership, any of its affiliates, or any other person, or Common Units otherwise issuable by the Partnership, or any combination of the foregoing. To the extent an award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Common Units pursuant to such award, then the Common Units subject to such award will again be available for awards under the LTIP.

Administration

The LTIP is administered by the Conflicts Committee of the Board. Notwithstanding the foregoing, the Board or the Conflicts Committee may authorize a committee of one or more members of the Board to grant individual Awards (as defined herein) pursuant to such conditions or limitations as the Board or the Conflicts Committee may establish. The Conflicts Committee may also delegate, and has delegated in the past, to the chief executive officer and/or to other employees of the General Partner (i) the authority to grant individual Awards to consultants and to employees who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) other administrative duties under the LTIP pursuant to such conditions or limitations as the Conflicts Committee may establish. The Conflicts Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under the LTIP.

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The Conflicts Committee has the full power and authority to:

•	designate participants;

•	determine the type or types of Awards to be granted to a participant;

•	determine the number of Common Units to be covered by Awards;

•	determine the terms and conditions of any Award (including, but not limited to, performance requirements for such Award);

•	determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited;

•	interpret and administer the LTIP and any instrument or agreement relating to an Award made under the LTIP;

•	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP; and

•	make any other determination and take any other action that the Conflicts Committee deems necessary or desirable for the administration of the LTIP.

The Conflicts Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of the LTIP or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the participant to whom such Award was granted or (ii) consented to by such participant.

Eligibility

All employees, consultants, and directors of the Partnership, the General Partner, and any of their affiliates are eligible to be selected to participate in the LTIP. As of August 31, 2021, there were approximately 3,400 persons eligible to be selected to participate in the LTIP.

Term of the LTIP

The LTIP originally had a term of ten (10) years, expiring in November 2022. After giving effect to the Amendment, the LTIP will continue in effect until June 9, 2031.

Awards under the LTIP

The Conflicts Committee may award any of the following: Common Units, restricted units, phantom units, options, unit appreciation rights, and distribution equivalent rights (each, an “Award” and, collectively, the “Awards”).

Common Units. Common Units represent limited partner interests of the Partnership. All Common Units will be fully vested upon grant and will not be subject to forfeiture.

Restricted Units. A restricted unit means a Common Unit that is subject to a restricted period. Pursuant to the LTIP, the restricted period means a period established by the Conflicts Committee during which the restricted unit remains nontransferable and subject to forfeiture or is either not exercisable by or payable to the participant, as the case may be.

Phantom Units. A phantom unit is notional Common Unit granted under the LTIP which entitles the participant to receive, in discretion of the Conflicts Committee, a Common Unit or an amount of cash equal to the fair market value of a Common Unit. The Conflicts Committee shall determine the time or conditions under which phantom units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Conflicts Committee may establish with respect to such Awards.

Options. An option means an option to purchase Common Units. The term of an option may not exceed ten (10) years. The purchase price per Common Unit purchasable under an option shall be determined by the Conflicts Committee at the time the option is granted, provided such purchase price may not be less than one hundred percent (100%) of its fair market value as of the date of grant. The Conflicts Committee shall determine the time or times at which an option may be exercised, in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the General Partner, a broker-assisted cashless exercise through procedures approved by the Conflicts Committee, delivery of previously owned Common Units having a fair market value on the exercise date equal to the relevant exercise, or any combination thereof.

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Unit Appreciation Rights. A unit appreciation right is any Award that, upon exercise, entitles the holder to receive, in cash or Common Units, in the discretion of the Conflicts Committee, the excess of the fair market value of a Common Unit on the exercise date over the exercise price established for such unit appreciation right. The exercise price per unit appreciation right shall be not less than one hundred percent (100%) of its fair market value as of the date of grant. The term of a unit appreciation right may not exceed ten (10) years.

Distribution Equivalent Rights. A distribution equivalent right is a right to receive an amount in cash or additional award equal to the cash distributions made by the Partnership with respect to a Common Unit during a specified period. The Conflicts Committee has the authority to determine whether such distribution equivalent rights are tandem or separate Awards and the vesting restrictions and payment provisions applicable to the distribution equivalent right award.

Adjustments

In the event that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Units or other securities of the Partnership, issuance of warrants or other rights to purchase Common Units or other securities of the Partnership, or other similar transaction or event affects the Common Units, then the Conflicts Committee reserves the right to adjust any or all of (i) the number and type of Common Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Common Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Common Units subject to any Award shall always be a whole number. However, no adjustment shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable.

Amendment and Termination

Except as required by applicable law or the rules of the principal securities exchange on which the Common Units are traded, the Board may amend, alter, suspend, discontinue, or terminate the LTIP in any manner, including increasing the number of Common Units available for Awards under the LTIP, without the consent of any participant, holder, or beneficiary of an Award or any other person.

Limits on Transfer of Awards

Each Award shall be exercisable or payable only to a participant during such participant’s lifetime, or to the person to whom such participant’s rights shall pass by will or the laws of descent and distribution. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a participant and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the General Partner or any affiliate. However, the Conflicts Committee may permit an Award to be transferred by a participant without consideration to immediate family members or related family trusts, limited partnerships, or similar entities or on such terms and conditions as the Conflicts Committee may from time to time establish.

Effect of Exchange Transaction

In the event of an Exchange Transaction (as defined in the LTIP, and generally including a merger, consolidation, acquisition, reorganization, or similar extraordinary transaction), all holders of options and unit appreciation rights shall be permitted to exercise their respective Awards in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options and unit appreciation rights which are not exercised before such Exchange Transaction shall thereupon terminate. However, if, as part of an Exchange Transaction, the unitholders of the Partnership receive equity of another entity (“Exchange Equity”) in exchange for their Common Units, and if the Board so directs, then all outstanding options and unit appreciation rights shall be converted into options to purchase units of, or unit appreciation rights with respect to, such Exchange Equity. Additionally, the Board may accelerate the vesting of restricted units and phantom units and/or make such other adjustments to the terms of any such outstanding Awards, and/or provide for the conversion of such Awards into comparable awards relating to Exchange Equity, all as it deems appropriate in its sole discretion in the context of an Exchange Transaction.

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United States Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize the United States federal tax consequences to participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the LTIP may vary depending on the circumstances and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Code, phantom units, and certain other Awards that may be granted pursuant to the LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder, as briefly discussed in the section titled “Section 409A of the Code” below. The sections titled “Potential Self Employment Consequences” and “Additional Tax Consequences for Holders of Units” discuss additional tax consequences that may apply to a participant as a holder of Common Units issued pursuant to an Award under the LTIP.

Options. A participant will not have taxable income on the grant or vesting of an option. The participant generally will recognize ordinary compensation income at the time of exercise in an amount equal to the aggregate fair market value of the Common Units at the time of exercise less the aggregate exercise price. The participant’s initial basis in each Common Unit generally will be the fair market value of a Common Unit on the date the participant exercises his or her option. Any subsequent gain or loss will generally be taxable as capital gain or loss.

Phantom Units. A participant will not have taxable income at the time of a grant of an Award in the form of a phantom unit, but rather, will generally recognize ordinary compensation income at the time he or she receives Common Units or a cash payment in settlement of the phantom unit in an amount equal to the settlement value of the phantom units or cash payment received, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a distribution equivalent right.

Restricted Units and Other Awards. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the Common Units when the Common Units are received over the amount, if any, paid for such units, provided that if the Common Units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of Common Units (i) when the Common Units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code (“Section 83(b)”) or (ii) when the Common Units are received, in cases where a participant makes a valid election under Section 83(b).

Tax Withholding. A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above with respect to Common Units or cash received. Participants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the LTIP. Distributions that are received by a participant prior to the time that the Common Units underlying an Award are taxed to such participant under the rules described in the preceding paragraphs are taxed as additional compensation, not as distributions on Common Units. The tax basis in the Common Units received by a participant will equal the amount recognized by him or her as compensation income under the rules described in the preceding paragraphs plus the amount, if any, paid for the Common Units, and such participant’s capital gains holding period in those units will commence on the later of the date the Common Units are received or the restrictions lapse (provided that, if a valid election under Section 83(b) is made with respect to restricted units, then the holding period in such units will begin on the date of receipt of such units). Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility. For the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Additional Tax Consequences for Holders of Units. To the extent a participant receives Common Units, there will be additional tax consequences to the participant as a unitholder. In particular, each unitholder of the Partnership is required to report on his or her individual income tax return his or her allocable share of income, gains, losses, and deductions of the Partnership in computing his or her federal income tax liability, regardless of whether cash distributions are made by the Partnership. Distributions by the Partnership to a unitholder generally are not taxable unless the amount of cash distributed exceeds the unitholder’s adjusted basis in his or her Common Units.

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Section 409A of the Code. Certain Awards under the LTIP, including options, may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A of the Code, or is not operated in accordance with those requirements, all amounts deferred under such plan for the taxable year and all preceding taxable years, by or on behalf of any participant with respect to whom the failure relates, are includible as ordinary income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included as ordinary income. In addition, the deferred amount may be subject to interest and an additional twenty percent (20%) penalty tax (and, potentially, certain interest penalties and additional state taxes). The interest, which is equal to the interest at the underpayment rate plus one percentage point, is imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.

To the extent applicable, the LTIP and Awards granted under the LTIP have been and will be structured and interpreted to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate to preserve the intended tax treatment of Awards granted under the LTIP, the LTIP and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable Awards from Section 409A of the Code.

New Plan Benefits Table

The number of Awards that our “named executive officers” or “NEOs,” other executive officers, employees, and non-employee directors may receive under the LTIP will be determined at the discretion of the Conflicts Committee or the Board in the future, and neither the Conflicts Committee nor the Board has made any determination to make future grants to any persons under the LTIP as of the date of this information statement. The equity grant program for our non-employee directors is described under the section titled “Compensation of Directors in 2021” below.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2021 regarding the LTIP as amended by the Amendment.

Plan Category	Number of Securities to be issued upon exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in column(A))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	670,023	N/A	299,792
Equity compensation plans not approved by security holders	—	N/A	—

TOTAL	670,023	N/A	299,792

(a)

The amounts in column (a) of this table reflect only phantom units that have been granted under the LTIP. No Awards have been made other than the phantom units, each of which represent rights to receive (upon vesting and payout) one Common Unit or an amount of cash equal to the fair market value of such Common Unit. These phantom units vest over one- to five-year service periods from the respective date of grant.

(b)	Column (b) of this table is not applicable because phantom units do not have an exercise price.
(c)

The LTIP was adopted by the General Partner in connection with the closing of the initial public offering and provides for the making of certain Awards. The Amendment increased the number of Common Units available for issuance under the LTIP by 300,000 Common Units to 912,207 Common Units and extended the term of the LTIP to June 9, 2031. A copy of the LTIP as amended by the Amendment is attached to this information statement as Annex A, and you should refer to Annex A for further details of the plan and Awards that may be made thereunder.

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DISSENTERS’ RIGHT OF APPRAISAL

Under the law of the State of Delaware and the Partnership Agreement, unitholders are not entitled to any dissenters’ right of appraisal with respect to the above action.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of May 3, 2022 (the “Measurement Date”), there were a total of 43,473,782 Common Units issued and outstanding. Each holder of Common Units is entitled to one vote for each Common Unit held by such holder. As of the Measurement Date, the Majority Unitholders were the holders of 34,311,278 Common Units, representing a majority of the issued and outstanding Common Units of the Partnership. The Majority Unitholders, as the holders of a majority of our outstanding Common Units, have approved the Amendment as described above.

Preemptive Rights. Pursuant to the Partnership Agreement, no person, other than the General Partner, has any preemptive, preferential, or other similar rights with respect to the issuance of our equity securities, including the Common Units. The General Partner has the right, which it may assign to any of its affiliates, to purchase equity securities from us whenever, and on the same terms that, we issue equity securities to persons other than the General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain their percentage ownership equal to any or all of the percentage ownership that existed immediately prior to such issuance of equity securities.

Voting Procedures

Pursuant to the Partnership Agreement, the affirmative vote or consent of the holders of a majority of the issued and outstanding Common Units is sufficient to adopt the Amendment, which vote was obtained through the written consent of the Majority Unitholders as the record owners of a majority of the issued and outstanding Common Units. Accordingly, no other votes are necessary to adopt the Amendment and your approval is neither required nor requested.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Employees and directors of the General Partner and Delek Holdings who perform services for us and the members of the Board will be eligible to receive awards under the LTIP as amended by the Amendment. Accordingly, members of the Board and executive officers of the General Partner and Delek Holdings have a substantial interest in the approval of the LTIP as amended by the Amendment.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Measurement Date, (i) the beneficial ownership of the Common Units and the common stock of Delek Holdings by all directors and director nominees of the General Partner, our NEOs, and all of our executive officers as a group and (ii) the beneficial ownership of the Common Units by each person known by us to own more than five percent (5%) of the Common Units or more than five percent (5%) of any class of the Common Units. The amounts and percentage of Common Units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all of the Common Units shown as beneficially owned by them, subject to community property laws where applicable.

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Name of Beneficial Owner (1)	Amount, Nature, and Percentage of Beneficial Ownership of Common Units (2)		Amount and Nature of Beneficial Ownership of Common Stock (2)
	Delek Logistics Partners, LP		Delek US Holdings, Inc.
	(#)	(%)	(#) (3)	(%)
Beneficial Owners of more than 5% of Units:
Delek US Holdings, Inc. (4)	34,311,278	78.9	n/a	n/a
Directors, Director Nominees, and NEOs:
Ezra Uzi Yemin (5)	276,171	*	923,153	1.0
Sherri A. Brillon	2,267	n/a	—	*
Charles J. Brown, III	16,886	*	—	*
Eric D. Gadd	23,711	*	—	*
Frederec Charles Green (6)	70,819	*	152,918	*
Ron W. Haddock	14,486	*	17,517	*
Gennifer F. Kelly	5,081	*	—	*
Reuven Spiegel (7)	9,791	*	3,548	*
Denise McWatters (8)	1,030	n/a	3,004	*
Odely Sakazi (9)	632	*	6,885	*
Todd O’Malley (10)	2,303	*	3,549	*
All directors, all director nominees, all NEOs, and all executive officers as a group (11 persons)	423,177	1.0	1,110,574	1.3

*	Less than one percent (1%) of our issued and outstanding Common Units or issued and outstanding shares of Delek Holdings’ common stock, as applicable.
(1)	Unless otherwise indicated, the address for all beneficial owners is 7102 Commerce Way, Brentwood, Tennessee 37027.
(2)

For purposes of this table, a person is deemed to have “beneficial ownership” of any securities when such person has the right to acquire them within sixty (60) days of the Measurement Date. The percentage of Common Units beneficially owned is based on a total of 43,473,782 Common Units issued and outstanding as of the Measurement Date. The percentage ownership of Delek Holdings’ common stock is based on a total of 88,320,612 shares issued and outstanding as of the Measurement Date (excluding securities held by or for the account of the registrant or its subsidiaries). For purposes of computing the percentage of outstanding securities held by each person named above, any securities which such person has the right to acquire within sixty (60) days of the Measurement Date are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. For each of Mses. Brillon and Kelly and Messrs. Brown, Gadd, Green, and Haddock, beneficial ownership of Common Units includes 567 phantom units that will vest within sixty (60) days of the Measurement Date.

(3)

For non-qualified stock options (“NQSOs”) and restricted stock units (“RSUs”) under the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan, we report shares equal to the number of RSUs that are vested or that will set within sixty (60) days of the Measurement Date.

(4)

Subsidiaries of Delek Holdings hold Common Units. Delek Energy and Delek Services directly held 20,745,868 and 13,565,410 Common Units, respectively, as of the Measurement Date. Delek Holdings is the ultimate parent of each of these entities and may, therefore, be deemed to beneficially own Common Units held by each such entity. Delek Holdings files information with, or furnishes information to, the SEC pursuant to the information requirements of the Exchange Act.

(5)

155,170 Common Units and 691,945 shares of Delek Holdings’ common stock are held of record by Yemin Investments, L.P., a limited partnership of which Mr. Yemin is the sole general partner. The number of Common Units owned includes 2,419 phantom units that will vest within sixty (60) days of the Measurement Date. The number of shares of Delek Holdings’ common stock includes 27,741 RSUs that will vest within sixty (60) days of the Measurement Date.

(6)	Of all of the shares of Delek Holdings’ common stock owned by Mr. Green, 29,500 shares are pledged as security for a full recourse loan.
(7)

The number of Common Units owned includes 307 phantom units that will vest within sixty (60) days of the Measurement Date. The number of shares of Delek Holdings’ common stock includes 894 RSUs that will vest within sixty (60) days of the Measurement Date.

(8)

The number of Common Units owned includes 269 phantom units that will vest within sixty (60) days of the Measurement Date. The number of shares of Delek Holdings’ common stock includes 782 RSUs that will vest within sixty (60) days of the Measurement Date.

(9)

The number of Common Units owned includes 77 phantom units that will vest within sixty (60) days of the Measurement Date. The number of shares of Delek Holdings’ common stock includes 1,142 RSUs that will vest within sixty (60) days of the Measurement Date.

(10)

The number of Common Units owned includes 307 phantom units that will vest within sixty (60) days of the Measurement Date. The number of shares of Delek Holdings’ common stock includes 894 RSUs that will vest within sixty (60) days of the Measurement Date.

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COMPENSATION DISCUSSION AND ANALYSIS

All of the General Partner’s executive officers are employees of Delek Holdings. Neither we nor the General Partner directly employ any of the executive officers responsible for managing our business.

This Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying the General Partner’s compensation programs and the key executive compensation decisions that were made for 2021. It also explains the most important factors relevant to such decisions. This CD&A provides context and background for the compensation earned and awarded to the individuals named in the section titled “2021 Summary Compensation Table” below. Messrs. Yemin, Sakazi, and Spiegel and Ms. McWatters are referred to collectively herein as our “named executive officers” or “NEOs.”

Overview – Compensation Decisions and Allocation of Compensation Expenses

Under the terms of that certain omnibus agreement entered into by the Partnership, Delek Holdings, the General Partner, Delek Logistics Operating LLC, and certain of the Partnership’s and Delek Holdings’ other subsidiaries (as amended from time to time, the “Omnibus Agreement”), we pay an annual administrative fee of $4.6 million per year to Delek Holdings for the provision of general and administrative services. The general and administrative services covered by the annual administrative fee include, without limitation, executive management services of Delek Holdings’ employees who devote less than fifty percent (50%) of their time to our business, financial and administrative services, information technology services, legal services, health, safety, and environmental services, human resources services, and insurance administration. No service covered by the administrative fee is assigned any particular value individually. Additionally, the Omnibus Agreement requires us to reimburse Delek Holdings directly for a proportionate amount of the salary and employee benefits costs of Delek Holdings’ employees who devote more than fifty percent (50%) of their time to our business and affairs.

Other than Mr. Odely Sakazi, none of our NEOs devoted more than fifty percent (50%) of their total business time to our business and affairs in 2021. Although our NEOs provide services to both Delek Holdings and us, no portion of the administrative fee is specifically allocated to services provided by our NEOs to us, except with respect to Mr. Sakazi. Instead, the administrative fee covers all centralized services provided to us by our NEOs (other than Mr. Sakazi), and we have not reimbursed Delek Holdings for the cost of such services. Except for Awards under the LTIP, Delek Holdings has the ultimate decision-making authority with respect to the compensation of our NEOs.

In July 2021, the Board established the Governance and Compensation Committee of the Board, which, among other responsibilities, oversees director and executive officer compensation for the Partnership. While the Governance and Compensation Committee does not establish the compensation paid to our NEOs, it does monitor the compensation program applicable to our NEOs.

Additionally, the Board believes it is important to promote the interests of the Partnership and the General Partner by providing incentive compensation to employees of the Partnership’s affiliates and others who perform services for us or on our behalf. Accordingly, pursuant to the Partnership Agreement, the General Partner is allowed to and has adopted the LTIP. Due to the fact that several of the members of the Board perform services on our behalf in their roles as executive officers of Delek Holdings, the Awards to these individuals under the LTIP are administered by the Conflicts Committee. The disinterested members of the Board may also grant Awards and the Conflicts Committee may delegate, and has delegated in the past, to an executive officer of the General Partner the authority to issue Awards to officers of the General Partner who are not subject to Section 16(b) of the Exchange Act.

Compensation Objectives and Philosophy

Because neither we nor the General Partner directly employ any of our NEOs, and because our NEOs are compensated by Delek Holdings to manage our business and affairs, we did not provide traditional fixed or discretionary compensation (e.g., salary or bonus) to our NEOs in 2021. However, we believe that our NEOs should have an ongoing stake in our success, that their interests should be aligned with those of our unitholders and that the best interests of our unitholders will be most effectively advanced by enabling our NEOs, who are responsible for our management, growth, and success, to receive compensation in the form of long-term incentive awards. Accordingly, our executive compensation program consists of a single element: long-term incentives in the form of Awards under the LTIP, which was adopted in connection with our initial public offering and is administered by the Conflicts Committee. The Conflicts Committee’s decisions with respect to the amount of Awards made under the LTIP to our NEOs are governed by the following objectives:

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•	to motivate and retain the General Partner’s key executives;

•	to align the long-term economic interests of the General Partner’s executives with those of our unitholders; and

•	to reward excellence and performance by the General Partner’s executives that increases the value of the Common Units.

Awards may be made under the LTIP to officers, directors, and employees of Delek Holdings, the General Partner, or their affiliates as well as any consultants or other individuals who perform services for us. Phantom units have been the sole form of Award under the LTIP to date, and these Awards are accompanied by distribution equivalent rights that provide for a lump sum amount paid in cash on the vesting date that is equal to the accrued distributions from the grant date of the phantom units through the vesting date. In 2021, our executive officers received time-vesting phantom units under the LTIP.

Pursuant to the terms of the LTIP, upon the occurrence of an Exchange Transaction, the Board may, in its discretion, accelerate the vesting of the phantom units, adjust the terms of any outstanding phantom units, or, in the event of an Exchange Transaction in which our unitholders receive equity of another entity, provide for the conversion of such phantom units into comparable awards for such entity’s equity. By providing the potential for immediate value to our NEOs in connection with an Exchange Transaction, this provision aligns our NEOs’ interests with those of our unitholders and incentivizes our NEOs to work to maximize the value of the Common Units in the event such a transaction were to occur. For additional detail regarding the amount of compensation our NEOs may be entitled to in the event of their termination or a change-in-control, see the section titled “Potential Payments Upon Termination or Change-In-Control” below.

Compensation Consultants

The Governance and Compensation Committee of the Board did not retain a compensation consultant with respect to compensation paid to our NEOs or to our non-employee directors in 2021.

Perquisites

The General Partner does not provide any fringe benefits or perquisites to our NEOs.

Unit Ownership Requirements

The General Partner does not have express unit ownership requirements.

Prohibition Against Speculative Transactions

The General Partner’s Code of Business Conduct & Ethics, which applies to all executive officers and directors of the General Partner, prohibits speculative transactions in the Common Units such as short sales, puts, calls, or other similar options to buy or sell the Common Units in an effort to hedge certain economic risks or otherwise.

Guidelines for Trades by Insiders

We maintain policies that govern trading in the Common Units by officers and directors required to report under Section 16 of the Exchange Act, as well as certain other employees who may have regular access to material non-public information about us. These policies include pre-approval requirements for all trades and periodic trading “black-out” periods designed with reference to our quarterly financial reporting schedule. We also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To mitigate the potential for abuse, no trades are allowed under a trading plan within thirty (30) days after adoption. In addition, we discourage termination or amendment of trading plans by prohibiting trades under new or amended plans within ninety (90) days following a plan termination or amendment.

Compensation Committee Report

The members of the Governance and Compensation Committee have reviewed and discussed the foregoing compensation discussion and analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Governance and Compensation Committee recommended to the Board of the General Partner that the foregoing compensation discussion and analysis be included in this information statement.

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The following members of the Governance and Compensation Committee have submitted the foregoing compensation discussion and analysis to the Board as of February 25, 2022:

•	Ron W. Haddock (Chair)

•	Sherri A. Brillon

•	Charles J. Brown, III

•	Eric D. Gadd

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EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The Summary Compensation Table below summarizes the compensation for the fiscal year ended December 31, 2021 (and the two prior fiscal years) for the General Partner’s principal executive officer (Mr. Yemin), principal financial officer (Mr. Spiegel), Executive Vice President, General Counsel and Secretary (Ms. McWatters), and Senior Vice President (Mr. Sakazi).

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Unit Awards ($) (2)	Option Awards ($)	Other Compensation ($) (3)	Total ($)
Ezra Uzi Yemin, Chief Executive Officer	2021	—	—	1,049,979	—	—	1,049,979
	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—

Reuven Spiegel, Chief Financial Officer	2021	—	—	133,323	—	—	133,323
	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—

Denise McWatters, General Counsel	2021	—	—	133,323	—	—	133,323

Odely Sakazi, Senior Vice President	2021	294,231	—	246,645	—	4,370	545,246
	2020	310,385	139,087	219,620	—	18,586	687,678
	2019	235,754	142	59,982	—	18,230	314,108

(1)

As noted above, no compensation other than grants of phantom units under the LTIP is reported for our NEOs (except for Mr. Sakazi) because none of our executive officers (other than Mr. Sakazi) received compensation from us or the General Partner in 2021.

(2)

Amounts in this column represent the grant date fair value of Delek Holdings’ PSUs, Delek Holdings’ RSUs, with respect to Mr. Sakazi, and our phantom units, with respect to all of our NEOs, granted under the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan or the LTIP, as applicable. The fair value of Delek Holdings’ PSUs is calculated using a Monte-Carlo simulation model, which assumes a risk-free rate of interest of 2.42%, an expected term of 2.81 years and expected volatility of 39.67%. Assumptions used in the calculation of these amounts for the 2021 fiscal year are included in footnote 20 to the audited financial statements of Delek Holdings for the 2021 fiscal year included in Delek Holdings’ Annual Report on Form 10-K filed with the SEC on or about February 25, 2022. The fair value of Delek Holdings’ RSUs and our phantom units is calculated using the closing price of Delek Holdings’ common stock and the Common Units, respectively, on the date of the grant.

(3)

For fiscal year 2021, this amount includes matching contributions to the Partnership’s 401(k) Plan in the amount of $2,885 for Mr. Sakazi and group term life insurance premiums of $486 for Mr. Sakazi. For Mr. Sakazi, this amount also includes reimbursement in the amount of $910 for phone expenses and $1,000 for HSA employer in 2021.

Grants of Plan Based Awards in 2021

The following table provides information regarding plan-based Awards granted to our NEOs during fiscal year 2021.

		Estimated Future Payouts under			All Other Stock Awards: Number of Shares of Units (#)		Grant Date Fair Value of Units and Option Awards (2)
		Equity Incentive Plan Awards (#) (1)
Name	Grant Date	Threshold	Target	Maximum
Ezra Uzi Yemin	3/10/2021				29,029	(3)	1,049,979

Reuven Spiegel	3/10/2021				3,686	(3)	133,323

Denise McWatters	3/10/2021				3,225	(3)	116,648

	3/10/2021				2,681	(4)	66,650
Odely Sakazi	3/10/2021				921	(3)	33,313
	3/10/2021	2,011	4,022	8,044			146,682

(1)

The amounts in this column reflect the threshold, target, and maximum shares to be issued upon the vesting of PSUs. The PSUs granted to Mr. Sakazi are subject to a performance period beginning January 1, 2021 and ending December 31, 2021.

(2)

The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes over the expected term of the grant. Assumptions used in the calculation of this amount for the 2021 fiscal year are included in footnote 13 to our audited financial statements for the 2021 fiscal year included in our Annual Report on Form 10-K filed with the SEC on or about February 25, 2022. Because the fair value of PSUs is calculated differently than the fair value of RSUs, the grant date fair values for PSUs and RSUs covering identical quantities of shares may differ.

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(3)	The amounts in this column reflect the Common Units to be issued upon the vesting of RSUs granted under the LTIP. The RSUs vest quarterly for three (3) years, pro rata.

(4)

The amounts in this column reflect the Delek Holdings’ shares of common stock to be issued upon the vesting of RSUs granted under the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan. The RSUs vest quarterly for three (3) years, pro rata.

Outstanding Equity Awards on December 31, 2021

The following table provides information regarding the number of outstanding equity awards held by our NEOs on December 31, 2021.

	Option Awards			Unit Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Units that have Not Vested	Market Value of Units that have Not Vested
Ezra Uzi Yemin, Chief Executive Officer	—	—	n/a	n/a	21,772	$930,318
Reuven Spiegel Chief Financial Officer	—	—	n/a	n/a	2,765	$118,148
Denise McWatters, General Counsel	—	—	n/a	n/a	2,420	$103,407
Odely Sakazi, Senior Vice President	—	—	n/a	n/a	692	$29,569

Option Exercises and Stock Vested in 2021

The following table provides information about the vesting of phantom units for our NEOs during fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ezra Uzi Yemin, Chief Executive Officer	7,257	$317,107	—	$—
Reuven Spiegel, Chief Financial Officer	2,748	$120,815	—	$—
Denise McWatters, General Counsel	805	$35,176	—	$—
Odely Sakazi, Senior Vice President	229	$10,007	—	$—

Potential Payments Upon Termination or Change-In-Control

The following table discloses the estimated payments and benefits that would be provided by us to each of our NEOs, assuming that each of the triggering events relating to termination of employment or change-in-control described in their respective employment agreements with Delek Holdings and the LTIP took place on December 31, 2021 and their last day of employment with the General Partner or its affiliates was December 31, 2021. Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may differ. Factors that could affect these amounts include the timing during the year of such event and our stock price.

Name	Termination of Employment		Change-In-Control
Ezra Uzi Yemin, Chief Executive Officer	—		$—
Reuven Spiegel, Chief Financial Officer	—		$—
Denise McWatters, General Counsel	—		$—
Odely Sakazi, Senior Vice President	$732,315	(1)	$1,316,158	(2)

(1)	Assumes acceleration of 1,973 unvested Delek Holdings’ RSUs, 153 unvested RSUs, and 4,256 unvested PSUs.

(2)	Assumes acceleration of 5,851 unvested Delek Holdings’ RSUs, 692 unvested RSUs, and 7,770 unvested PSUs.

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2012 Long-Term Incentive Plan

Under the terms of the LTIP and the applicable Awards, phantom units that have not vested at the time the participant’s employment with the General Partner or its affiliates terminates will generally be immediately forfeited, unless the Board determines otherwise. In the event of an Exchange Transaction, our NEOs may be entitled, at the discretion of the Board, to the accelerated vesting of phantom units awarded under the LTIP. The LTIP and applicable Awards provide that the Board may, in its discretion, (i) accelerate the vesting of phantom units, (ii) make other adjustments to the terms of phantom units, or (iii) in the event an Exchange Transaction involves the receipt of equity of another entity in exchange for Common Units, convert the phantom units into comparable awards relating to such entity’s equity.

Compensation of Directors in 2021

Officers and employees of Delek Holdings or its subsidiaries do not receive additional compensation for services on the Board or its committees. The compensation framework for the Board’s other directors during 2021 (Messrs. Brown, D’Andrea, Gadd, and Haddock and Mses. Brillon and Kelly) (the “Compensated Directors”) was determined by the Board. Mr. D’Andrea resigned from the Board, effective December 31, 2021. In setting compensation for the Compensated Directors, the Board considers various factors and objectives, including aligning the interests of the Compensated Directors with the interests of unitholders and attracting and retaining qualified directors to serve on the Board. From time to time, the Board also engages an independent compensation consultant to provide an analysis of compensation paid to directors of entities considered by the Board to be peers of the Partnership at such time. For 2021, the Board did not engage a compensation consultant to evaluate the Compensated Directors’ compensation, and instead considered the other factors outlined above. The Board determined to maintain the same levels of compensation for the Compensated Directors in 2022 as the compensation paid in 2021. This compensation includes a cash retainer for services on the Board and its committees (and a lead director fee), payable quarterly, and an annual equity award of phantom units under the LTIP that vests semi-annually over a one-year period, as set forth below.

Board of Directors Retainer (Per Year)			$72,000
Lead Director Fee (Per Year)			$12,000
Target Value for Equity Awards (Per Year)			$100,000

Committee Retainers (Per Year):	Chair	Others
Audit Committee	$12,000	$5,600
Conflicts Committee	$5,000	$2,500
EHS Committee	$8,000	$4,400
Technology Committee	$8,000	$4,400
Governance and Compensation Committee	$10,000	$5,000

In addition, each director is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board and committee meetings. Each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under the law of the State of Delaware pursuant to the Partnership Agreement.

The following table sets forth a summary of the compensation we paid to the Compensated Directors for services during 2021.

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Director Compensation
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Sherri A. Brillon	54,548	99,975	—	—	154,523
Charles J. Brown, III	87,861	99,975	—	—	187,836
Francis C. D’Andrea (4)	90,900	99,975	—	—	190,875
Eric D. Gadd	87,989	99,975	—	—	187,964
Frederec C. Green	77,913	99,975	—	—	177,888
Ron W. Haddock	85,181	99,975	—	—	185,156
Gennifer Kelly	80,378	99,975	—	—	180,353

(1)	Because they are officers and employees of Delek Holdings or its subsidiaries, Messrs. Yemin and Spiegel do not receive any compensation for their services as directors.
(2)	This column reports the amount of cash compensation earned in 2021 for Board and committee service and the lead director fee.
(3)

Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes. Assumptions used in the calculation of this amount for the 2021 fiscal year are included in Note 13 to our audited financial statements for the 2021 fiscal year included in our Annual Report on Form 10-K filed with the SEC on or about February 25, 2022. The grant date fair value of $44.10 per Common Unit is equal to the NYSE closing price of the Common Units as of June 10, 2021. Each of Messrs. Brown, D’Andrea, Gadd, Haddock, and Green and Mses. Kelly and Brillon held 1,133 outstanding phantom units on December 31, 2021.

(4)	Mr. D’Andrea resigned from the Board, effective December 31, 2021.

Compensation Committee Interlocks and Insider Participation

Messrs. Brown, Gadd, and Haddock and Ms. Brillon served on the Governance and Compensation Committee during 2021, and Messrs. Yemin and Spiegel, as well as the Board, assisted the committee with respect to compensation matters. There are no interlocking relationships requiring disclosure pursuant to Item 407(e)(4)(iii) of Regulation S-K.

CEO Pay Ratio

As discussed above, as a master limited partnership, we have no employees. Rather, all of the employees that conduct our business are employed by the General Partner and its non-Partnership affiliates. Moreover, as disclosed above, we did not pay any compensation amounts to our chief executive officer in 2021. As a result, we are unable to provide an estimate of the relationship of the median of the annual total compensation of employees that conduct our business and the annual total compensation of our chief executive officer.

We expect the chief executive officer pay ratio disclosure with respect to employees of Delek Holdings, including our NEOs, to be set forth in Delek Holdings’ annual proxy statement.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our internet address is www.deleklogistics.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K as well as amendments to those reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the SEC. You can obtain this information without charge from the SEC’s website at www.sec.gov or upon written or oral request to:

Delek Logistics Partners, LP

7102 Commerce Way

Brentwood, Tennessee 37027

Attention: Corporate Secretary

Phone: (615) 771-6701

Delivery of Documents to Unitholders Sharing an Address

Unless we have received contrary instructions from a unitholder, we are delivering only one information statement to multiple unitholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs. We will, upon request, promptly deliver a separate copy of the information statement to a unitholder who shares an address with another unitholder. A unitholder who wishes to receive a separate copy of the information statement may direct such request to the Corporate Secretary at Delek Logistics, GP, LLC, general partner of Delek Logistics Partners, LP, 7102 Commerce Way, Brentwood, Tennessee 37027, (615) 771-6701. Unitholders who receive multiple copies of the information statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the investor relations contact listed above.

* * * * * *

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Annex A

DELEK LOGISTICS GP, LLC

AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

1. Purpose of the Plan.

The Delek Logistics GP, LLC Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”) has been adopted by Delek Logistics GP, LLC, a Delaware limited liability company (the “Company”), the general partner of Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership and the Company and their Affiliates (as defined below) by providing to employees, consultants, and directors of the Company and its Affiliates who perform services for or on behalf of the Partnership and its subsidiaries incentive compensation awards for superior performance that are based on Units (as defined below). The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means a Unit, Restricted Unit, Phantom Unit, Option, Unit Appreciation Right or DER granted under the Plan.

“Award Agreement” means the written or electronic agreement or other instrument evidencing an Award under this Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Conflicts Committee of the Board or, if none, the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.

“Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Partnership or any of its subsidiaries as a consultant or advisor, as applicable, provided that such individual is a natural person.

“DER” or “Distribution Equivalent Right” means a right to receive an amount in cash or additional Awards equal to the cash distributions made by the Partnership with respect to a Unit during a specified period.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an Affiliate who performs services for the Partnership or its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Transaction” means a merger (other than a merger of the Partnership in which the holders of Units immediately prior to the merger have the same proportionate ownership of Units in the surviving entity immediately after the merger), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Partnership or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the unitholders of the Partnership receive cash, stock or other property in exchange for or in connection with their Units. Anything in this definition to the contrary notwithstanding, with respect to any Award intended to be compliant with Section 409A of the Code, no Exchange Transaction shall be deemed to have occurred unless such event constitutes an event specified in Section 409A(a)(2)(A)(v) of the Code and the Treasury Regulations promulgated thereunder.

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“Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in compliance with Section 409A of the Code.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which entitles the Participant to receive, in the discretion of the Committee, a Unit or an amount of cash equal to the Fair Market Value of a Unit.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains nontransferable and subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“UAR” or “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive, in cash or Units in the discretion of the Committee, the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right.

“Unit” means a common unit of the Partnership.

3. Administration.

(a) General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 3(b) of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(b) Delegation. The Board or the Committee may authorize a committee of one or more members of the Board to grant individual Awards pursuant to such conditions or limitations as the Board or the Committee may establish. The Committee may also delegate to the Chief Executive Officer and to other employees of the Company (i) the authority to grant individual Awards to Consultants and to Employees who are not subject to Section 16(b) of the Exchange Act and (ii) other administrative duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

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4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying Awards in the aggregate issued under the Plan is 912,207. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that are delivered by a Participant in satisfaction of the exercise or other purchase price of an Award or the tax withholding obligations associated with an Award or are withheld to satisfy the Company’s tax withholding obligations are available for delivery pursuant to other Awards. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Units against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Units are listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, common units already owned by the Company, common units acquired by the Company directly from the Partnership or any other person or any combination of the foregoing.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number. No adjustment pursuant to this Section 4(c) shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

6. Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(a) Units. The Committee shall have the discretion to determine the Employees, Consultants and Directors to whom Units shall be granted and the number of Units to be granted. All Units granted shall be fully vested upon grant and shall not be subject to forfeiture.

(b) Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the accumulated distributions being paid or forfeited at the same time, as the case may be. Absent such a restriction on the distributions in the Award Agreement, distributions during the Restricted Period shall be paid to the holder of the Restricted Unit without restriction.

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(c) Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(d) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The term of an Option may not exceed 10 years. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than 100% of its Fair Market Value as of the date of grant. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a broker-assisted cashless exercise through procedures approved by the Committee, delivery of previously owned Units having a Fair Market Value on the exercise date equal to the relevant exercise, or any combination thereof.

(e) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The exercise price per Unit Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant. The term of a Unit Appreciation Right may not exceed 10 years.

(f) Distribution Equivalent Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) the vesting restrictions and payment provisions applicable to the Award, and such other provisions or restrictions as determined by the Committee in its discretion all of which shall be specified in the Award Agreements.

7. Limits on Transfer of Awards.

Each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

8. Securities Restrictions.

(a) All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

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9. Exchange Transaction.

In the event of an Exchange Transaction, all holders of Options and UARs shall be permitted to exercise their outstanding Options and UARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding Options and UARs which are not exercised before the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as part of an Exchange Transaction, the unitholders of the Partnership receive equity of another entity (“Exchange Equity”) in exchange for their Units (whether or not such Exchange Equity is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding Options and UARs shall be converted into options to purchase units of, or unit appreciation rights with respect to, Exchange Equity. The amount and price of converted options and unit appreciation rights shall be determined by adjusting the amount and price of the Options and UARs granted hereunder on the same basis as the determination of the number of units of Exchange Equity the holders of Units shall receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options and unit appreciation rights shall be substantially the same as the vesting conditions set forth in the original Option or UAR agreement, as applicable. Any such adjustment shall be made in a manner that does not cause the Option or UAR to become subject to Section 409A of the Code. The Board, acting in its discretion, may accelerate the vesting of Restricted Units and Phantom Units and/or make such other adjustments to the terms of any such outstanding Awards, and/or provide for the conversion of such Awards into comparable awards relating to Exchange Equity, all as it deems appropriate in its sole discretion in the context of an Exchange Transaction. Notwithstanding the foregoing, the provisions of this Section 9 shall not apply with respect to any Award intended to be compliant with Section 409A of the Code, and the treatment of such Awards in the event of an Exchange Transaction shall be as described in the applicable Award Agreement.

10. Amendment and Termination.

Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Participant, any other holder or beneficiary of an Award or any other Person.

11. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, or other property) of any applicable taxes payable at the minimum statutory rate in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained as an Employee, Consultant or Director, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service at any time.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

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(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership, Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership, Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership, Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Partnership, Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(j) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Affiliate for compensation paid to Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

12. Section 409A of the Code.

(a) Awards made under this Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unless the Committee provides otherwise in an Award Agreement, each DER, Restricted Unit or Phantom Unit (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that a DER, Restricted Unit or Phantom Unit is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(c) If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

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13. Term of the Plan.

The amendment and restatement of the Plan has been approved by the Board and the limited partners of the Partnership and shall become effective on June 9, 2021. The Plan shall terminate on, and no Awards may be granted after, the earliest of the date established by the Board or the Committee, the 10th anniversary of the date the amendment and restatement of the Plan was approved by the limited partners of the Partnership (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or the date Units are no longer available for delivery pursuant to Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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